Exhibit (a)(1)(iii)(b)

Form of Letter of Transmittal for Clients of Merrill Lynch Financial Advisors

LETTER OF TRANSMITTAL

Regarding Class A Units and Class I Units of

CPG CARLYLE COMMITMENTS FUND, LLC

Tendered Pursuant to the Offer to Purchase Dated August 1, 2023

If you do not wish to sell any of your Units, please disregard this Letter of Transmittal.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT THE END OF THE DAY ON FRIDAY, SEPTEMBER 1, 2023, AT 12:00 MIDNIGHT, NEW YORK TIME, UNLESS THE OFFER IS EXTENDED.

Should you wish to tender some or all of your units of beneficial interest of CPG Carlyle Commitments Fund, LLC for repurchase by the Fund, please contact your financial advisor, who will enter the order and provide you with a customized Tender Offer Form for your account. Included with this Letter of Transmittal is a sample Tender Offer Form, which is for your reference only. The Tender Offer Form generated for your account will need to be signed and returned to your financial advisor.

Ladies and Gentlemen:

The undersigned hereby tenders to CPG Carlyle Commitments Fund, LLC, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the "Fund"), some of all of the units of beneficial interest of the Fund ("Units") held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated August 1, 2023 (the "Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the "Offer"). The tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Units tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Units tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Units tendered hereby. The undersigned recognizes that, if the Offer is oversubscribed, not all of the undersigned's Units will be purchased.

The undersigned acknowledges that this Letter of Transmittal must be received by the undersigned's financial advisor, who must submit the form and simultaneously enter a trade order into the AI Platform for processing by 12:00 midnight, New York Time, on September 1, 2023.

Cash payments of the purchase amount for the Units tendered by the undersigned will be made by wire transfer of the funds directly to Merrill Lynch, Pierce, Fenner & Smith, Inc., which will facilitate the distribution of proceeds into the undersigned's brokerage account.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

Client Account Details Account Classification Taxpayer Identification No. Account Number Account Registration and Address Order Form - U.S. Investors Tender Offer Request Document No.: Client Account No.: These Tender Offer Request Signature Pages (or “Signature Pages”) relate to the client’s (the “Client”) redemption from one or more investment funds (each, a “Fund”). The term “Fund” or “Funds” as used herein refers to each investment fund from which the Client is redeeming as set forth in the Signature Pages. The term “Interest” refers to any unit of participation, share, or other form of interest issued by a Fund. TENDER_v.0 1 of 4 Document No.: Client Account No.:

By executing and submitting these Signature Pages, you acknowledge that this request is subject to all of the terms and conditions set forth in the Offer and the Letter of Transmittal. Except as stated in the Offer, this request is irrevocable. You acknowledge the absolute right of the Fund to reject any and all tenders, including those that the Fund determines, in its sole discretion, are not in the appropriate form. . You represent that you are the beneficial owner of the Interests in the Fund to which this request relates, or that the person signing this request is an authorized representative of the redeeming investor. Signature Fund Name: Effective Date Cut-off Date Channel Tender Type Units (If Partial) Full Partial Request Tender / Redemption Details Payment – Cash Cash payments due pursuant to this request will be made directly to Merrill Lynch, Pierce, Fenner & Smith, Inc. or U.S. Trust, as indicated above, who will facilitate the distribution of proceeds into the Client’s account TENDER_v.0 2 of 4 Client Account No.: Client Account No.: Document No.: Document No.:

Under penalties of perjury, by signature below, you hereby represent, warrant and certify as follows: (a) the Social Security/ Taxpayer ID Number set forth in these Signature Pages is your true, correct and complete Social Security/Taxpayer ID Number, and you are a U.S. citizen or other United States person (as defined in the instructions to IRS Form W-9); (b) you are not subject to backup withholding because (i) you are exempt from backup withholding, (ii) you have not been notified by the Internal Revenue Service that you are subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the Internal Revenue Service has notified you that you are no longer subject to backup withholding; and (c) if an exemption from the Foreign Account Tax Compliance Act (FATCA) reporting was on this document then you certify that the FATCA code(s) entered on this document, if any, indicating that you are exempt from FATCA reporting is correct. Certification instructions. Check this box if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Internal Revenue Code Certification Title Title Title Date Date Date Signer’s Name (please print) Signer’s Name (please print) Signer’s Name (please print) Signature 6 Signature 4 Signature 2 Signature 6: Signature 4: Signature 2: Title Title Title Date Date Date Signer’s Name (please print) Signer’s Name (please print) Signer’s Name (please print) Signature 5 Signature 1 Signature 1 Signature 5: Signature 3: Signature 1: TENDER_v.0 3 of 4 Client Account No.: Client Account No.: Document No.: Document No.:

Investment Professional Signature Investment Professional Name The undersigned Investment Professional hereby certifies that the Client is known to and is a Client of the Investment Professional, and the Investment Professional has had substantive discussions with the Client regarding the Client’s investment objectives. The Investment Professional confirms that he/she has a reasonable basis for believing (i) that all of the representations made by the Client on these Signature Pages are true and correct, (ii) based on information obtained from the Client concerning the Client’s investment objectives, other investments, financial situation and needs, and any other information known to the Investment Professional, that a tender, redemption or withdrawal from the Fund is suitable for the Client, and (iii) that the Client’s contact information on record with the selling agent and as noted on these Signature Pages is true and correct. The Investment Professional confirmed that the Client is aware of the financial terms and risks applicable to a tender, redemption or withdrawal from the Fund and the specific class(es) and series of Interests issued by each Fund in which the Client currently invests. Investment Professional Attestation Date Production No. / UST CAI No.: TENDER_v.0 4 of 4 Client Account No.: Client Account No.: Document No.: Document No.: